EXHIBIT 32

CERTIFICATIONS REQUIRED BY RULE 13A-14(B) TO BE FURNISHED BUT NOT FILED

               CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         In connection with the Quarterly Report of Infocrossing, Inc. (the "Company") on Form 10-Q for the period ended June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Zach Lonstein and William J. McHale, Chairman & Chief Executive Officer and Senior Vice President of Finance & Chief Financial Officer, respectively, of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



 /s/ ZACH LONSTEIN                             /s/ WILLIAM J. McHALE
------------------------------------          ----------------------------------
Zach Lonstein                                 William J. McHale
Chairman and Chief Executive Officer          SVP - Finance and Chief Financial
                                                  Officer
August 9, 2007                                August 9, 2007